UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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DCB FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 09, 2010
Dear Fellow Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of DCB Financial Corp at 4:00 p.m. on Thursday, May 20, 2010. The meeting will be held at the Delaware County Bank and Trust Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035.
Along with the other members of the Board of Directors and Management, I look forward to greeting those shareholders who are able to attend in person.
Thank you for your continued loyalty and support during these challenging times in banking.
On behalf of the Board of Directors,
Jeffrey T. Benton
President and Chief Executive Officer
DCB Financial Corp • 110 Riverbend Avenue • Lewis Center, Ohio 43035

DCB FINANCIAL CORP
110 Riverbend Avenue
Lewis Center, Ohio 43035
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
May 20, 2010
TO THE SHAREHOLDERS OF DCB FINANCIAL CORP:
You are hereby notified that the annual meeting of the shareholders of DCB Financial Corp (the “Company”) will be held on May 20, 2010, at 4:00 P.M. local time at the Delaware County Bank and Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, for the purpose of considering and acting upon the following:
1.
Election of Directors — To elect Class II directors to hold office until the expiration of their terms (3 years) expiring at the Annual Meeting in 2013, or until their successors shall be duly elected and qualified.

2.
Age of 75 — To amend Article III, Section 2 of the Code of Regulations to add the following sentence to the end of Sections 2: The term of a Director shall end, and they shall be required to resign in the month they reach the age of 75.

3.	Other Business — To transact any other business, which may properly come before the meeting or any adjournment of the meeting.
The Board of Directors recommends a vote “FOR” all of its nominees noted in the proxy statement. The Board of Directors recommends a vote “FOR” the amendment of the Corporations Code of Regulations.
The Board of Directors has fixed March 31, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of the record date there were 3,717,385 shares of the Company’s no par value common stock outstanding. The stock transfer books of the Company will not be closed prior to the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2010.
Additional paper copies of both the proxy and the Company’s Annual Report, which includes the Company’s audited Balance Sheets as of December 31, 2009 and 2008, the related audited Statements of Income, Statements of Changes in Shareholders’ Equity, and Statements of Cash Flows for each of the three years ended December 31, 2009, 2008 and 2007, can be requested. To request separate delivery of these materials now or in the future, a security holder may submit a request via the instructions provided in the original proxy notification letter.
By order of the Board of Directors
Jeffrey T. Benton
President and Chief Executive Officer
Your vote is important. Even if you plan to attend the meeting, please vote your proxy electronically, via telephone or with the enclosed proxy card. You still have the right to revoke the proxy and vote in person at the meeting if you so choose. If you have any questions please contact Corporate Secretary, DCB Financial Corp at 740.657.7000.

DCB FINANCIAL CORP
110 Riverbend Avenue
Lewis Center, Ohio 43035
(740) 657-7000
PROXY STATEMENT
General Information
This Proxy Statement was first mailed to shareholders on or about April 9, 2010 in connection with the solicitation, by the Board of Directors of DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035, (740) 657-7000, of proxies to be voted at the annual meeting of the shareholders of DCB Financial Corp to be held on May 20, 2010, at 4:00 P.M. local time at the Delaware County Bank & Trust Company Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, in accordance with the foregoing notice, (the “Annual Meeting”).
DCB Financial Corp is an Ohio corporation and a financial holding company under the Bank Holding Company Act. DCB Financial Corp is at times hereinafter referred to as the “Company.” The Company is the sole shareholder of The Delaware County Bank and Trust Company, an Ohio-chartered banking organization (the “Bank” herein).
The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiaries may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. Proxies may be returned through the internet, via telephone or through the mail. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses by the Company.
Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted “FOR” the election of the director nominees listed in this Proxy Statement and in the discretion of the proxy committee for any other business that properly comes before the meeting.
Voting Securities and Procedures
Only shareholders of record at the close of business on March 31, 2010, will be eligible to attend and to vote at the Annual Meeting or any adjournment thereof. As of March 31, 2010, the Company had outstanding 3,717,385 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date. Shareholders do not have cumulative voting rights with respect to the election of directors.
The presence in person or by proxy of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
The three nominees for director who receive the largest number of votes cast “For” will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, are not counted and will have no impact on the outcome of the election for directors.

All Directors and Executive Officers of the Company as a group (comprised of 17 individuals) beneficially held 142,020 shares of the Company’s common stock as of December 31, 2009, representing 3.8% of the outstanding common stock of the Company.
Proposal 1 — Election of Directors and Information with respect to Directors and Officers
At the Annual Meeting three (3) Directors will be elected to a three-year term expiring at the annual meeting in 2013.
The Code of Regulations for the Company provides that the Directors shall be divided into three classes, as nearly equal in number as possible. The number of current Directors and year of term expiration for each class is as follows:

Class I	3 Directors	Term Expiration 2012
Class II	4 Directors	Term Expiration 2010
Class III	3 Directors	Term Expiration 2011
The Board has nominated the following individuals for election as Class II Directors for terms expiring at the annual meeting in 2013. Each nominee is essentially a Class II Director of the company whose term expires at the Annual Meeting. Information regarding these nominees is set forth below. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

		Director
Name (Class)	Age	Since (1)	Principal Occupation During the Past Five Years
Ed Powers (II)	64	1984	Mr. Powers is the President of R.B. Powers Co., an award manufacturing company, located in Ashley, Ohio. Mr. Powers has expertise on business management, expense control and revenue production, developed from his many years in providing oversight to the company. His involvement in the Delaware area community gives him strong insight into the communities in which the Corporation operates and provides a strong network of contacts.

Donald J. Wolf (II)	66	2003	Mr. Wolf is the Chairman of Wolf, Rogers, Dickey & Co., a public accounting and tax firm located in Delaware, Ohio. He has expertise in accounting, tax and business management which provides the board with expertise in those areas. Mr. Wolf’s professional background allows the board to designate him as its “financial expert” as required by the board’s governance policies, and allows him to Chair the Corporation’s Audit Committee.

Bart E. Johnson (II)	44	2010	Mr. Johnson is the President and CEO of Agri Communicators, Inc., a firm which specializes in print and radio communications associated with the Ohio farm community. Mr. Johnson has expertise in marketing and expense control from his association with Argi Communicators. His background and association with the farm community will provide a vital link between DCB Financial and its agricultural related customers.

(1)	May include time served as a director of the Bank prior to the organization of the Company in 1997.

While it is contemplated that all nominees will stand for election, and each nominee has confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company’s Code of Regulations, the three nominees receiving the greatest number of votes will be elected as directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL
OF THE ABOVE NOMINEES.
Proposal 2 — Amendments to the Code of Regulations
It has been the practice of the Corporation’s Directors to resign their directorship upon reaching the age of 70. This practice has resulted in the resignation of Directors, whose skill, experience and attributes continue to provide benefits to the Corporation. Amending the Code of Regulations to require Director resignation at the age of 75 allows the Corporation to attract and retain experienced Directors while codifying the age requirements for current and future Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
AMEND THE CODE OF REGULATIONS.

The following table sets forth certain information with respect to the Class I, II and III Directors of DCB Financial Corp not running for election:

		Director
Name (Class)	Age	Since (1)	Principal Occupation During the Past Five Years
Terry Kramer (II) (3)	63	1992	President, Kramer Exploration

Jeffrey T. Benton (I)	57	2003	President and CEO of the Company and its wholly owned subsidiary, The Delaware County Bank & Trust Company, since 2003

Adam Stevenson (I)	69	2001	Retired Plant Manager, PPG Industries

Phillip Connolly (III)	56	2006	President, Connolly Construction

Vicki J. Lewis (III)	55	1997	Health Care Executive; Formerly Vice President, Ohio Health

Mark Shipps (I)	62	2009	Vice President, University Relations for Ohio Wesleyan University

Dr. Gerald L. Kremer (III)	51	2009	Physician, Smith Clinic

(1)	May include time served as a director of the Bank prior to the organization of the Company in 1997.

(2)	Each Director is considered “independent” as that term is defined in Rule 5605 of the listing standards of the National Association of Securities Dealers, Inc.

(3)	Class II Director has chosen to not run for re-election.
The following table sets forth certain information with respect to the executive officers of The Bank:

		Officer	Position and Offices Held With Company &
Name	Age	Since (1)	Principal Occupation Held Past Five Years
Jeffrey T. Benton	57	2003	President and Chief Executive Officer

David Folkwein	49	2008	Executive Vice President, Chief Lending Officer; formerly, Regional Executive with Irwin Union Bank and Trust Company, Senior Vice President, Fifth Third Bank

John A. Ustaszewski	44	2001	Senior Vice President and Chief Financial Officer

Thomas R. Whitney	61	1996	Senior Vice President, Senior Trust Officer and Legal Counsel

Barbara S. Walters	54	2003	Senior Vice President, Retail Banking

Brian Stanfill	51	1998	Senior Vice President, Operations and Human Resources

Timothy H. Kirtley	40	2009	Senior Vice President, Credit Chief Officer; formerly, Vice President, Regional Credit Officer with Fifth Third Bank, Vice President, Regional Credit Officer with U.S. Bank

John D. Wolf II	39	1993	Vice President, Marketing and Customer Relations

(1)	Includes time served as an officer of the Bank.

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the number and percentage of shares of common stock owned by the named Directors, nominees for Director or Executive Officers of the Company. Each of the persons named in the following table possesses sole voting and investment power, except as otherwise shown in the footnotes to the following table. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns five percent or more of the Company’s common stock.

	Amount and Nature
	of Beneficial Ownership
Name	December 31, 2009		Percentage
Jeffrey T. Benton, Director & CEO	9,652	(1)	*
Terry M. Kramer, Chairman of the Board of Directors	51,190	(2)	1.38%
Edward Powers, Director (Nominee)	21,840		*
Bart Johnson (Nominee)	1,666	(9)	*
Vicki J. Lewis, Director	16,330	(3)	*
Adam Stevenson, Director	2,536	(4)	*
Donald J. Wolf, Director (Nominee)	4,373	(5)	*
Phillip Connolly, Director	500		*
Brian Stanfill, Executive Officer	8,591	(6)	*
John A. Ustaszewski, Executive Officer	1,129		*
Barbara Walters, Executive Officer	3,062		*
John D. Wolf II, Executive Officer	3,446	(7)	*
Thomas R. Whitney, Executive Officer	20,151	(8)	*
All directors, nominees and executive officers as a group (17 in number)	142,020		3.82%

*	Ownership is less than 1%.

(1)	Includes beneficial ownership of 612 shares owned by his son.

(2)	Includes beneficial ownership of 24,420 shares owned by his spouse.

(3)	Includes beneficial ownership of 15,700 shares owned by spouse.

(4)	Includes 36 shares owned jointly with spouse.

(5)	Includes 570 shares owned by spouse.

(6)	Includes 109 shares owned by children.

(7)	Includes beneficial ownership of 606 shares, which are subject to shared voting, and investment power with his spouse.

(8)	Includes 1,652 shares owned by spouse.

(9)	Includes 537 shares owed by children.
Board of Directors and Selected Committees
The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors of the Company has appointed and maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee, among other committees.
DCB Financial Corp has developed an executive structure which provides both independence from the management of the business and the ability to monitor the risks of the Corporation through the board’s oversight function.
The Board of DCB Financial Corp is made up of nine independent directors and one inside director. The chairman of the board and the principal executive officer positions are held by two separate individuals. The chairmanship is occupied by an independent director, which allows for oversight of the principal executive officer and creates a separation between management and board functions. The Chairman monitors the strategies, risks and progress towards the goals of the Company through regular board meetings, which are also attended by Management. Additionally, the Chairman manages the board committees through ongoing committee reporting at board of directors meetings and through interaction with the committee chairs.

There are six board committees that have been developed to oversee the various functions of the Company. This allows for additional detailed oversight and the ability to more closely monitor the risks of the Company. Each board committee is chaired by an independent director and consists of only independent directors. There are six board committees: Audit Committee; Governance and Nominating Committee; Compensation Committee; Director’s Loan Committee; Trust Committee, and a Compliance Committee. Each of these committees is charged with ensuring that Management is fulfilling the expectations of the board, managing its business risks and making adequate progress towards achieving the Company’s business strategies and goals.
The structure developed by the board supports the board’s risk management oversight by allowing for direct interaction with Management on a variety of levels. Typically, senior officers meet with the entire board at each regular board meeting to provide direct reporting on their specific responsibilities. Senior and mid-level officers also meet directly with board committees on a regular basis to discuss more specific details of the bank’s operations such as lending, audit and compliance.
Three key risks within banking consist of credit risk, internal controls management risk and regulatory compliance risk. The board closely monitors these risks through the Director’s Loan Committee (“DLC”) and the Audit Committee. The Chief Credit Officer meets with the DLC on a regular basis to discuss both credit trends, and individual credit issues and provides recommendations to the committee on ways to reduce the overall credit risk structure of the Company. The chief financial officer is the corporate liaison to the Audit Committee which provides an open venue to discuss internal controls, regulatory reporting and other business risks with the Audit Committee. Additionally, the Company’s Compliance Officer also reports directly to the Audit Committee regarding compliance with rules and regulations specific to the banking industry.
Audit Committee
The Audit Committee selects and engages the Company’s independent auditors. The Audit Committee reviews with the Company’s independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company’s internal auditing procedures; consults with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors’ audit and non-audit fees. The Audit Committee also has been charged with the enforcement of the Code of Ethics and Business Conduct adopted by the Company’s Board of Directors, as discussed below. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Audit Committee is comprised of Ms. Lewis and Messrs. Wolf (Chair), Connolly, Powers and Kremer. The Audit Committee met five (5) times during 2009. The Board of Directors has determined that Donald J. Wolf, one of the members of the Audit Committee, is an “Audit Committee financial expert” as defined under the regulations of the Securities and Exchange Commission. Mr. Wolf and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.
Compensation Committee
The Compensation Committee is responsible for overseeing the administration of the Company’s employee benefit plans; establishing the compensation of the Chief Executive Officer, approving senior management’s compensation and reviewing the compensation of all other officers; reviewing the criteria that forms the basis for management’s officer and employee compensation recommendations and reviewing management’s recommendations in this regard and evaluating and establishing directors’ compensation. The Board of Directors has adopted a written charter for the Compensation Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Compensation Committee is comprised of Ms. Lewis (Chair) and Messrs. Kramer, Wolf, Kremer and Stevenson. All members of the Compensation Committee are independent under NASDAQ listing standards. The Compensation Committee met four (4) times during 2009.

Nominating and Governance Committee
The Company’s Nominating and Governance Committee is responsible for making recommendations to the Board of nominees for election to the Board of Directors and, from time to time, making appointments to fill vacancies created prior to the expiration of a Director’s term. The Board of Directors has adopted a written guidance for the Nominating and Governance Committee. The Nominating and Governance Committee will consider nominees recommended by shareholders. The procedure for nominating an individual as a director is set forth below under the heading “Nominations for Members of the Board of Directors.” Though the Nominating Committee has no specific requirement regarding the diversity of its board members, the committee evaluates all directors on the basis of their depth and breadth of business and civic experience in leadership positions, their ties to DCB’s involvement and the participation skills or expertise that would enhance the overall composition of the board. The Nominating and Governance Committee is comprised of Messrs. Stevenson (Chair), Kramer and Powers. The Committee also is responsible for overseeing the Company’s corporate governance policies and procedures, as detailed below.
Corporate Governance
Although the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company elected to implement most of the corporate governance practices required of NASDAQ-listed companies to encourage appropriate conduct among its Directors, officers and employees and to assure that the Company operates in an ethical manner.
The Board of Directors has established Corporate Governance Guidelines for the Company. A copy of the Company’s Corporate Governance Guidelines appears on the Company’s website at www.dcbfinancialcorp.com. Although not required, a majority of the Directors of the Company are currently independent, as defined by NASDAQ listing standards.
The Board of Directors has adopted a Code of Ethics and Business Conduct which appears on the Company’s website at www.dcbfinancialcorp.com. In addition, a copy of the Code of Ethics and Business Conduct is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code of Ethics and Business Conduct should address written requests to Thomas R. Whitney, Secretary of the Board of Directors of the Company at the Company’s offices, 110 Riverbend Avenue, Lewis Center, Ohio 43035.
The Board of Directors of the Company generally meets monthly for its regularly scheduled meetings, and upon call for special meetings. During 2009, the Board of Directors of the Company met twelve (12) times for regular board meetings, and met two times for special planning sessions. All Directors of the Company attended at least 75 percent of the Board and Committee Meetings that were scheduled during 2009.
Audit Committee Report
The Audit Committee of DCB Financial Corp’s Board of Directors is comprised of five directors, each of whom is “independent” as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors and recommends to the Board of Directors the selection of the Company’s independent accountants.
Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the process.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
The Company’s independent accountants also provided to the Audit Committee the letter and written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee has considered whether the provision of non-audit services by the independent accountants to the Company and its subsidiaries is compatible with maintaining the independence of the independent accountants.
Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
Donald J. Wolf, Chairman
Edward Powers
Vicki J. Lewis
Phillip Connolly
Gerald Kremer
Nominations for Members of the Board of Directors
The Nominating and Governance Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination in accordance with the Company’s Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have sufficient networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.
The Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Company’s business; depth and breadth of business and civic experience in leadership positions; ties to the Company’s geographic markets. The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission must be made no later than 90 days prior to the Annual Meeting for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor is the Board obligated to nominate, any such individual for election.

The Nominating and Governance Committee did not hire any director search firm in 2009 and, accordingly, has paid no fees to any such company. As indicated above, however, the Nominating and Governance Committee may do so in the future if deemed appropriate.
While the Company has no specific policy requiring attendance at the annual meeting of shareholders by Directors, such attendance is expected. At the 2009 annual meeting, all eight directors attended.
Executive Compensation and Other Information
Compensation Discussion and Analysis
The Compensation Committee has developed a compensation philosophy that they believe best supports the Company’s strategies and goals. Ultimately, the goal of the compensation program is to align the executive officers’ financial interest with those of the shareholders in order to create shareholder value through the execution of our long-term strategies.
The objectives of the Company’s executive compensation program are to:
•	Support the achievement of desired goals of the Company.
•	Provide compensation that will attract and retain superior talent and reward performance.
•
Align the executive officers’ interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

•	Provide a flexible compensation program that appropriately reflects and rewards under changing business conditions and priorities.
The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance and the ability to influence Company performance.
Compensation Process
The Compensation Committee develops and administers the compensation programs based on the company’s strategies and financial goals developed during the strategic planning and budgeting process. The salaries and other forms of compensation are based upon the Bank’s review of compensation levels for management performing similar functions at other banking companies of similar size and operations. The Committee also analyzes the risks associated with the various compensation and incentive plans and evaluated those risks in terms of overall strategic goals and expected results.
The performance of the Company for the purpose of determining the annual bonuses to be paid to the executive officers, including the Chief Executive Officer, are generally based on earnings per share, the efficiency ratio (net interest income plus non-interest income divided by non-interest expense), analysis of credit quality, net interest margin, and rates of return.

Executive Officer Compensation Program
The Company’s executive officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options, a deferred compensation program and various benefits. The make-up of these forms of compensation is based on third-party surveys and analysis, as well as comparison to banking institutions of similar size and complexity of operation. The Executive Officer Compensation Program is evaluated by the Committee to determine the appropriateness of the various components of the program in relation to the total compensation.
Base Salary
Base salary levels for the Company’s executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining base salaries, the Compensation Committee also takes into account individual experience and performance, Company performance, and specific issues particular to the Company.
Annual Incentive Compensation
The purpose of the Company’s annual incentive compensation program is to provide direct financial incentives in the form of an annual cash bonus and shares of Company stock to executives to achieve the Company’s annual goals. The Compensation Committee recommended, and the Board of Directors selected, earnings per share, the efficiency ratio, credit quality, the net interest margin, and return on equity of the Company as the measurements of the Company’s performance, with a threshold goal set for each performance measure for determining bonus opportunities for executive officers. Company performance exceeding the threshold produces a ratable increase in the bonus amount based upon that particular performance measure. Individual goals are also established for each executive officer; however, each executive officer’s bonus opportunity is determined by weighting individual and company goals. The amount distributed to each participant is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of the Company, with the Chief Executive Officer having the largest weighting.
Long-Term Incentives
Stock options awarded under the Company’s 2004 Long-Term Incentive Compensation Plan constitute the Company’s long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common shares.
The 2004 Long-Term Incentive Compensation Plan authorizes a committee of outside directors to award stock options and other stock compensation to key executives.
Deferred Compensation Plan
Under the terms of the Company’s Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more in the Board’s discretion.

Benefits
The Company provides medical and other employee benefits to its executive officers. These benefits are generally available to all full time employees of the Company, and are provided at similar cost structures.
Chief Executive Officer Compensation
The Company entered into an amended employment agreement with Jeffrey T. Benton, President and CEO of the Company and the Bank effective January 1, 2009.
The Compensation Committee elected to increase Mr. Benton’s annual base salary to $250,000, effective January 1, 2009, based upon the Compensation Committee’s review of chief executive officer compensation at other banking companies of similar size and complexity of operations. The Goals will include standards by which Executive may achieve a performance-based bonus of up to two times the Base Salary (the “Potential Bonus”) as described below. No later than the date 30 days after the completion of audited financial statements for the preceding year (the “Bonus Date”), the Board will in its sole discretion determine the total performance-based bonus for that year (the “Bonus Amount”). It is the parties’ mutual expectation and desire that Executive’s performance will result in the Bonus Amount for each year being at least 65% of the Potential Bonus.
Under the terms of the employment agreement, Mr. Benton is employed for a term commencing on the agreement date and ending December 31, 2010. At the end of any calendar year thereafter in which Mr. Benton is continuously employed hereunder, the agreement will be extended for an additional one-year term and Mr. Benton for each such one-year extension will for all purposes continue to be considered as employed under this agreement unless either party notifies the other in writing no later than December 1 of that calendar year of his or its intent to terminate, for any reason or no reason at all, Mr. Benton’s employment hereunder.
The Bank agrees to purchase a golf membership in the Delaware, Ohio area for use by Mr. Benton and other executive officers of the Bank at Mr. Benton’s discretion and to reimburse Mr. Benton for any reasonable business-related costs associated therewith. These expenses will be detailed and provided to the Bank in connection with Mr. Benton’s periodic submission of reasonable entertainment expenses.
In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

The following table sets forth the annual and long-term compensation for the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the four other highest paid executive officers.
Summary Compensation Table

		Annual Compensation				Long Term Compensation
							Non-	All
					Restricted	Securities	Equity	Other
Name and Principal					Stock	Underlying	Incentive	Comp	Total
Position	Year	Salary	Bonus		Awards	Options(5)	Plan	(1)(2)(3)	Comp
Jeffery T. Benton	2009	$250,000	$—		—	$—	$—	$45,501	$295,501
President	2008	$205,000	$—		—	$3,675	$—	$56,375	$265,050
Chief Executive
Officer

David Folkwein	2009	$163,184	$10,000		—	$—	$—	$24,110	$197,294
Executive Vice President	2008	$85,436	$24,000	(4)	—	$3,333	$—	$19,920	$132,689
Lending

John A. Ustaszewski	2009	$125,000	$7,500		—	$—	$—	$12,812	$145,312
Senior Vice President	2008	$114,668	—			$2,055	$—	$11,944	$128,667
Chief Financial Officer

Thomas R. Whitney	2009	$133,110	$—		—	$—	$—	$15,548	$148,658
Senior Vice President	2008	$130,501	$—		—	$2,339	$—	$13,599	$146,439
Senior Trust Officer

Barbara S. Walters	2009	$130,000	$5,000		—	$—	$—	$13,754	$148,754
Senior Vice President	2008	$120,758	$—		—	$2,165	$—	$12,583	$135,506
Retail Banking

Brian E. Stanfill	2009	$125,000	$5,000		—	$—	$—	$13,219	$143,219
Senior Vice President	2008	$117,914	$—		—	$2,113	$—	$12,279	$132,306
Operations & HR

Timothy H. Kirtley	2009	$90,885	$7,500		—	$—	$—	$12,500	$110,885
Senior Vice President	2008	$—	$—		—	$—	$—	$—	$—
Credit Chief Officer

(1)
The amounts shown in this column for the most recently completed fiscal year were derived from the following: (1) contributions by the Company to the executive’s deferral account under the Company’s Deferred Compensation Plan, including Deferred interest: Mr. Benton, $25,000; Mr. Folkwein, $16,318; Mr. Ustaszewski, $12,500; Mr. Whitney, $13,311; Ms. Walters $13,000; Mr. Stanfill, $12,500; and Mr. Kirtley, $12,500; and (2) the economic benefit of life insurance coverage provided for the executive officers: Mr. Benton, $1,726; Mr. Folkwein, $293; Mr. Ustaszewski, $312; Mr. Whitney, $2,237; Ms. Walters, $754; and Mr. Stanfill, $719.

(2)	Includes $8,100 Mr. Benton earned for director fees for 2009.

(3)	Includes $10,675 of compensation for Mr. Benton and $7,500 for Mr. Folkwein provided in the form of membership and use of private golf facilities.

(4)	Paid pursuant to terms of employment offer.

(5)
The Corporation accounts for its stock option plan in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R). The fair value of each option was estimated on the date of grant using the modified Black-Scholes options pricing model.

Supplemental Grants of Plan-Based Awards
The following table presents information about stock options granted under the Company’s 2004 Long-Term Incentive Compensation Plan during 2009 to the named executive officers at the discretion of the Compensation Committee. The Company’s plan allows for the granting of options to executives and other officers. The decision to grant options is based on the performance of the company compared to peer financial institutions and compared to the overall goals and objectives determined during the strategic planning and budgeting process.
Options generally vest over a five year period and have a maximum life of 10 years. Under the plan the exercise price is determined based on the closing price of the stock the day the options are granted. Typically unvested options are lost upon separation with the Company, but other more specific criteria within the plan documents may allow options to be retained.

								All
								Other
								Stock
								Awards:	All Other
								Number	Option
								of	Awards:	Exercise
								Bonus	Number of	or Base
					Estimated Future Payouts Under			Shares	Securities	Price of
		Estimated Future Payouts			Equity Incentive Plan Awards			of Stock	Underlying	Option
	Grant	Under Non-Equity			Threshold	Target	Maximum	or Units	Options	Awards
Name	Date	Incentive Plan Awards			(#)	(#)	(#)	(#)	(#)	($/Sh)
Jeffrey T. Benton	6/17/09	—	—	—	—	—	—	—	4,167	$9.00
John A. Ustaszewski	6/17/09	—	—	—	—	—	—		2,083	$9.00
Thomas R. Whitney	6/17/09	—	—	—	—	—	—		2,219	$9.00
David Folkwein	6/17/09	—	—	—	—	—	—		2,720	$9.00
Barbara S. Walters	6/17/09	—	—	—	—	—	—		2,167	$9.00
Brian E. Stanfill	6/17/09	—	—	—	—	—	—		2,083	$9.00
Timothy H. Kirtley	6/17/09	—	—	—	—	—	—		4,417	$9.00

Outstanding Equity Awards at Fiscal Year-End (1) (2)
The Compensation Committee attempts to align the financial interests of executive officers with those of the shareholders by providing a long-term incentive plan in the form of option and restricted stock grants. The goals of the program are to create shareholder value through the long-term execution of sound banking strategies that allow for profitable growth.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan Awards:
									Market or
			Equity Incentive						Payout
			Plan Awards:				Market	Equity Incentive	Value of
	Number of	Number of	Number of				Value of	Plan Awards:	Unearned
	Securities	Securities	Securities			Number of	Shares or	Number of	Shares, Units
	Underlying	Underlying	Underlying			Shares or Units	Units of	Unearned Shares,	or Other
	Unexercised	Unexercised	Unexercised	Option		of Stock That	Stock That	Unit or Other	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Rights That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Jeffrey T. Benton	728	486	—	$27.50	02/28/15	—	—	—	—
	1,020	2,071	—	$27.50	02/28/15	—	—	—	—
	1,004	669	—	$25.40	06/15/15	—	—	—	—
	664	997	—	$30.70	06/21/16	—	—	—	—
	—	6,132	—	$28.85	02/28/16	—	—	—	—
	—	3,521	—	$28.40	02/28/17	—	—	—	—
	—	2,674	—	$23.00	06/19/17	—	—	—	—
	—	3,639	—	$16.90	2/19/18	—	—	—	—
	—	4,167	—	$9.00	6/17/19	—	—	—	—
John A. Ustaszewski	640	640	—	$23.40	06/23/14	—	—	—	—
	574	384	—	$25.40	06/15/15	—	—	—	—
	418	628	—	$30.70	06/21/16	—	—	—	—
	287	1,150	—	$23.00	06/19/17	—	—	—	—
	—	2,035	—	$16.90	2/19/18	—	—	—	—
	—	2,083	—	$9.00	6/17/19	—	—	—	—
Thomas R. Whitney	784	197	—	$23.40	06/23/14	—	—	—	—
	697	466	—	$25.40	06/15/15	—	—	—	—
	480	722	—	$30.70	06/21/16	—	—	—	—
	330	1,323	—	$23.00	06/19/17	—	—	—	—
	—	2,316	—	$16.90	2/19/18	—	—	—	—
	—	2,219	—	$9.00	6/17/19	—	—	—	—
David Folkwein	—	3,300	—	$14.15	8/19/18	—	—	—	—
Barbara S. Walters	662	166	—	$23.40	06/23/14	—	—	—	—
	590	394	—	$25.40	06/15/15	—	—	—	—
	430	645	—	$30.70	06/21/16	—	—	—	—
	300	1,200	—	$23.00	06/19/17	—	—	—	—
	—	2,144	—	$16.90	2/19/18	—	—	—	—
	—	2,720	—	$9.00	6/17/19	—	—	—	—
Brian E. Stanfill	668	167	—	$23.40	06/23/14	—	—	—	—
	595	397	—	$25.40	06/15/15	—	—	—	—
	430	645	—	$30.70	06/21/16	—	—	—	—
	295	1,183	—	$23.00	06/19/17	—	—	—	—
	—	2,092	—	$16.90	2/19/18	—	—	—	—
	—	2,083	—	$9.00	6/17/19	—	—	—	—
Timothy H. Kirtley	—	2,500	—	$7.50	4/15/19	—	—	—	—
	—	1,917	—	$9.00	6/17/19	—	—	—	—

(1)
Options are incentive stock options, granted under the plan, which generally vest ratably over a 5-year period. Options have an exercise price equal to the fair market value of the underlying stock on the date of grant. The terms of the Company’s 2004 Long-Term Incentive Compensation Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Incentive Compensation Plan.

(2)
The option values are calculated using the Black-Scholes stock option pricing model. The calculations use assumptions for average exercise period, volatility rate, the risk-free rate of return and the stocks dividend yield.

Option Exercises and Year-End Value Table
The following table presents information about stock options, granted under the 2004 Long-Term Incentive Plan, exercised during 2009 for the seven named executive officers.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized	Shares Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Jeffrey T. Benton	—	—	—	—
John A. Ustaszewski	—	—	—	—
Thomas R. Whitney	—	—	—	—
David Folkwein	—	—	—	—
Barbara S. Walters	—	—	—	—
Brian E. Stanfill	—	—	—	—
Timothy H. Kirtley	—	—	—	—

Non-Qualified Deferred Compensation
In 2004 the Company established The Delaware County Bank and Trust Company Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more in the Board’s discretion. For 2009, the Board of Directors elected to have the Company contribute 10% of each named executive officer’s base salary to his or her deferral account established under the Deferred Compensation Plan. Interest is earned on balances based on market rates for one-year time deposits. The contributions by the registrant column is previously reflected in the Summary Compensation Table. The following chart is not representative of individual contributions.

	Non-Qualified
	Deferred				Aggregate
	Compensation	Registrant	Aggregate	Aggregate	Balance
	Beginning	Contributions	Earnings	Withdrawals/	at Last
	Balance	in Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
Jeffrey T. Benton	$428,043	$25,000	$1,487	$0	$459,463
John A. Ustaszewski	$56,365	$12,500	$845	$0	$69,710
Thomas R. Whitney	$169,132	$13,311	$993	$0	$184,980
David Folkwein	$16,000	$16,318	$240	$0	$32,558
Barbara S. Walters	$58,484	$13,000	$877	$0	$72,361
Brian E. Stanfill	$58,058	$12,500	$871	$0	$71,429
Tim Kirtley	$0	$12,500	$0	$0	$12,500

Director Compensation
In 2009 Directors were paid a monthly retainer of $375 for serving on the Board, except for the Chairman of the Board who receives a retainer of $525 per month. In addition, the Directors receive $300 per board meeting attended and $150 for each committee meeting attended. Committee Chairs receive $50 for each committee meeting attended. Committee Chairs and Directors serving on the Loan, Audit and Compensation Committees receive $150 for each meeting attended. In 2010, the Board of Directors voted to keep the director compensation levels the same as 2009.

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Options	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($) (1)	($)	($)	($)	Earnings	($)	($)
Phillip F. Connolly	$9,150	—	$5,000	—	—	—	$14,150
Jerome J. Harmeyer (1)	$1,800	—	$—	—	—	—	$1,800
Terry M. Kramer	$12,675	—	$5,000	—	—	—	$17,675
Vicki J. Lewis	$11,075	—	$5,000	—	—	—	$16,075
Edward A. Powers	$12,300	—	$5,000	—	—	—	$17,300
Gary M. Skinner (1)	$9,325	—	$5,000	—	—	—	$14,325
Adam Stevenson	$10,900	—	$5,000	—	—	—	$15,900
Donald J. Wolf	$9,200	—	$5,000	—	—	—	$14,200
Mark H. Shipps	$4,200	—	$—	—	—	—	$4,200
Dr. Gereld L. Kremer	$3,675	—	$—	—	—	—	$3,675

(1)	Messrs. Harmeyer and Skinner retired from the Board during 2009.
Severance and Change of Control Payments
In the event an involuntary termination results from a change in ownership a severance policy has been established to provide a financial bridge while affected senior managers reporting directly to the President/CEO seek other employment.
If the Company merges with, is acquired by, or sells substantially all of its assets to an entity not affiliated with the Bank or an entity created for the express purpose of facilitating such a transaction and the successor entity, during a period of one (1) year following the closing date of such merger, acquisition, or sale, does any of the following: i) reduces an eligible employee’s base salary which was in effect on the closing date; ii) substantially reduces benefits to be provided to an eligible employee in effect on the closing date; or iii) assigns an eligible employee to a position that requires an eligible employee to move his/her home, the affected eligible employee may voluntarily terminate and, upon return of all Company property and the execution of a release in a form acceptable to the Company of all claims against the Company and related parties, be eligible for the severance provided for herein.

Severance will be based on the eligible employee’s base monthly salary, not including bonuses or incentives, at the time of termination. The eligible employee will receive up to one year of severance benefit.
Based on the details of the plan the named executive officers would be eligible for the pre-tax severance payments: Ustaszewski, Whitney, Folkwein, Walters, Stanfill, Wolf and Kirtley.
2004 Long-Term Incentive Compensation Plan
In 2004, the Company and its shareholders adopted the 2004 Long-Term Incentive Compensation Plan (the “Incentive Plan” herein). A total of 300,000 shares have been reserved for issuance under the Incentive Plan. The Incentive Plan provides for the award of stock options, stock or restricted stock and performance awards consisting of stock, cash or a combination of stock and cash to any director, officer, or employee designated by the Compensation Committee of the Board of Directors, which administers the Incentive Plan. The Committee’s authority includes the power to (a) determine who will receive awards under the Incentive Plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Incentive Plan, (c) determine the amount and form of awards, (d) interpret the Incentive Plan and terms of awards, and (e) adopt rules for administration of the Incentive Plan.
Stock options awarded under the Incentive Plan have terms of up to 10 years and may be “incentive” or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or “incentive,” stock options. Nonqualified stock options may be granted to any eligible Incentive Plan participant, but incentive stock options may be granted solely to employees of the Company or its subsidiaries. The exercise price of stock options may not be less than the fair market value of the Company’s common stock on the date of grant.
An option may only be exercised while the optionee is employed by the Company or a subsidiary or within 30 days after cessation of the optionee’s employment if the reason for cessation of employment is other than disability, retirement, death or termination for gross misconduct. In the case of disability or normal retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option (such three-year period is reduced to a one-year period in the case of early retirement or death). In the case of termination for gross misconduct, the option may not be exercised after termination of employment. In the event of a change of control of the Company (as defined in the Plan), any option, which is not then exercisable, automatically becomes exercisable.
Employment Contract
The Company entered into an amended employment agreement with Jeffrey T. Benton, President and CEO of the Company and its subsidiary bank effective January 1, 2008.
The agreement provides that Mr. Benton will serve as the President and Chief Executive Officer of the Company for a term continuing until December 31, 2010. After the initial term, the agreement will automatically be extended for additional one year periods unless the Company or Mr. Benton provides notice to the other of their intent to terminate the agreement.

The current agreement provides that Mr. Benton will have an annual base salary of $250,000. The agreement provides that the Board of Directors will establish performance goals each year for Mr. Benton, including standards by which he may achieve an annual performance-based bonus of up to $500,000 (the “Potential Bonus”), with the parties stated expectation and desire that Mr. Benton’s performance will result in a bonus amount (the “Bonus Amount”) for each year, which is at least 65% of the Potential Bonus. This agreement is subject to annual reviews by the Compensation Committee, whereby the base and incentive portions of the agreement can be adjusted. One half of the Bonus Amount will be paid each year in a lump sum cash bonus. The other half of the Bonus Amount will be paid each year in the form of nonqualified stock options awarded under the 2004 Long-Term Incentive Compensation Plan. The number of shares to be included in the option awarded to Mr. Benton will be determined by dividing one-half of the Bonus Amount by the opening price per share of Company stock on the date the bonus is awarded by the Board of Directors (within 30 days of the completion of our audited financial statements each year for the prior fiscal year). The per share exercise price of the option will be the opening price of the Company stock on the date the bonus is awarded. Each option will vest over a five-year period, with one-third vesting after three years, two-thirds after four years and full vesting after five years.
The agreement provides that Mr. Benton will be eligible to participate in all Company employee benefit plans, and will have the use of a country club membership.
The Company may terminate Mr. Benton’s employment at any time with or without cause. In the event of termination for other than just cause the agreement provides for payment of 12 months of base salary. If Mr. Benton is terminated for “Just Cause” (as defined in the agreement) no additional compensation would be required. If Mr. Benton’s employment is terminated due to a change in control, up to 36 months of additional compensation could be required. The agreement provides for protection of the Company’s confidential information and includes a covenant not to compete during the agreement and for two years thereafter. The agreement provides for arbitration of disputes arising under the agreement.
Deferred Compensation Plan
In 2004 the Company established The Delaware County Bank and Trust Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more in the Board’s discretion. For 2009, the Board of Directors elected to have the Company contribute 10% of each named executive officer’s base salary to his or her deferral account established under the Deferred Compensation Plan.
Amounts deferred by the participant vest immediately. Contributions made by the Company to the participant’s deferral account vest based on the participant’s years of service with the Company with 75% vested after 5 years of service, 80% vested after 6 years of service, 85% vested after 7 years of service, 90% vested after 8 years of service, 95% vested after 9 years of service and 100% vested after 10 years of service. All Company contributions vest for each participant employed by the Company at age 62, regardless of the vesting schedule. Interest is credited annually to each participant’s account, computed at the Company’s one-year certificate of deposit rate in effect on January 1st every year and paid on the balance of the participant’s deferred account at the end of the year.
Each participant is entitled to withdraw the balance of his or her account upon reaching age 62. Upon termination of employment prior to age 62 for any reason other than termination for “Cause” or involuntary termination following a change in control of the Company, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment due to the participant’s disability, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment because of death, the participant’s beneficiary is entitled to withdraw the vested portion of the participant’s deferral account. Upon “involuntary” termination within 12 months following a change in control of the Company, including a reduction in base salary or material reduction in benefits, the participant may withdraw the balance of his or her deferral account, providing that to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Internal Revenue, the benefit paid under the Deferred Compensation Plan will be reduced so as not to be an “excess parachute payment” as defined by Section 280G. Upon “Termination for Cause” as defined in the Plan, the participant will not be entitled to withdraw any amount in excess of the participant’s deferrals.

Participants may elect to make withdrawals from their deferral accounts in either a lump sum or in equal monthly installments over a period not to exceed 10 years. If a participant dies while employed by the Company, the participant’s beneficiary receives a lump sum payment of the participant’s vested deferred account within 30 days of the participant’s death.
Amounts in participant deferral accounts are the unsecured obligation of the Company. The Company may amend or terminate the Deferred Compensation Plan at any time at the discretion of the Board of Directors. No amendment may decrease the value of any participant’s vested deferral account balance. Upon termination of the Deferred Compensation Plan, all vested deferred account balances will be paid in a lump sum distribution regardless of any contrary participant election.
Report of the Compensation Committee
Overview and Philosophy
The Board of Directors of the Company has established a Compensation Committee comprised entirely of independent Directors as determined by the Company’s Corporate Governance Guidelines. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. There are no interlocking relationships involving any members of the Compensation Committee. The Committee assesses the risks associated with the compensation plans to determine their perceived overall effectiveness in supporting of strategic goals. The Committee believes that the current compensation plans are appropriate in aligning company goals with the risks inherent in managing a financial institution. The Committee did not contract for additional services by compensation consultants which exceeded $120,000 during 2009.
Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and other executive officers. The Chief Executive Officer does not participate in any discussions regarding his own compensation.
The Compensation Committee has discussed the Compensation Discussion and Analysis with Management, and has recommended that the CD&A be included within the proxy statement.
Membership of the Compensation Committee
Directors serving on the Compensation Committee are named below:
Vicki J. Lewis (Chair)
Terry M. Kramer
Adam Stevenson
Donald J. Wolf
Dr. Gerald L. Kremer
Compensation Committee Interlocks and Insider Participation
Compensation Committee members are Vicki J. Lewis, Chair, Terry M. Kramer, Adam Stevenson, Donald J. Wolf and Dr. Gerald L. Kremer. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee. The Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates and related interests may have been customers of and had business transactions with The Bank. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future. Mr. Benton, Chief Executive Officer of the Company, does not participate in any discussions or decisions regarding his own compensation.

Performance Graph — Five Year Shareholder Return Comparison
Set forth below is a line-graph presentation comparing cumulative five-year shareholder returns for the Company, the S&P 500, the Russell 2000 Index and the NASDAQ Bank Index. The chart below compares the value of $100 invested on December 31, 2004, in the stock of DCB Financial Corp, the S&P 500 Index, the Russell 2000 Index and the NASDAQ Bank Index.
DCB Financial Corp

	Period Ending
Index	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09
DCB Financial Corp	100.00	100.93	106.44	59.20	34.04	26.21
S&P 500	100.00	104.91	121.48	128.16	80.74	102.11
Russell 2000	100.00	104.55	123.76	121.82	80.66	102.58
NASDAQ Bank	100.00	95.67	106.20	82.76	62.96	51.31

Certain Relationships and Related Transactions
Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features.
The Bank expects to have future banking transactions in the ordinary course of its business with directors, officers and principal shareholders, and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company’s securities. Based upon written representations and copies of reports furnished to the Company by Insiders, all Section 16 reporting requirements applicable to Insiders during 2009 were satisfied on a timely basis.
Selection of Auditors
The Audit Committee of the Board of Directors of the Company engaged the services of BKD LLP as its independent auditors beginning in 2007. BKD LLP is engaged to provide independent audit services for the Company and to provide certain non-audit services including advice on accounting, tax, and reporting matters.
Representatives of BKD LLP will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2008 by BKD LLP, the Company’s principal accounting firm for 2009 and 2008.

	December 31,	December 31,
	2009	2008

Audit Related Fees (1)	$184,400	$184,400
Tax Fees (2)	13,650	13,650
All Other Fees (3)	51,000	48,500

TOTAL	$249,050	$246,550

(1)	Includes fees for external audit and audit of internal controls over financial reporting required by Sarbanes-Oxley Section 404.

(2)	Includes fees for services related to tax compliance and tax planning.

(3)	Includes fees for SAS 70 and 401(k) audits.
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.
The Audit Committee establishes general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.
Shareholder Proposals for Next Annual Meeting
and Director Nominations
Shareholders may submit proposals and director nominations appropriate for shareholder action at the Company’s annual meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s Code of Regulations. For nominations to be considered for inclusion in the proxy statement for the 2011 annual meeting, the Company must receive the proposal no later than December 16, 2010. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations, and must meet all SEC shareholder regulations. Such proposals must be directed to DCB Financial Corp, Attention: Corporate Secretary, 110 Riverbend Avenue, Lewis Center, OH 43035. Any shareholder who intends to propose any other matter to be acted upon at the 2011 annual meeting of shareholders must inform the Company not less than sixty days prior to the meeting. If notice is not provided by that date, the persons named in the Company’s proxy for the 2011 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2011 annual meeting.

Shareholder Communications
Shareholders of the Company may send communications to the Board of Directors through the Company’s office of Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, OH 43035. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.
Other Matters
The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing and which may properly come before the Meeting.
Delivery of Documents to Shareholders Sharing an Address
Only one Proxy Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Additionally, a copy of the Proxy Statement and Annual Report is available by request, per the instructions within the original proxy notice. Any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and would like to receive a single copy may do so by directing their request to the Company in the manner provided above.
By Order of the Board of Directors of DCB Financial Corp
Jeffrey T. Benton
President and Chief Executive Officer
We urge you to vote your proxy electronically or via telephone, or by sending the Proxy card to:
Vote Processing, 51 Mercedes Way, Edge Wood, NY 11717.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2010

DCB FINANCIAL CORP

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 31, 2010
Date: May 20, 2010          Time: 4:00 PM EST
Location: 110 Riverbend
Lewis Center, OH 43035

You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

B
A
R
C
O
D
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Broadridge Internal Use Only
Job #
Envelope #
Sequence #
# of # Sequence #

—— Before You Vote ——
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Form 10-K  2. Notice & Proxy Statement

How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 06, 2010 to facilitate timely delivery.
—— How To Vote ——
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.	Internal Use Only

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends that you
vote FOR the following:

1.	Election of Directors
Nominees
01	Bart E. Johnson 02 Edward Powers 03 Donald J. Wolf

The Board of Directors recommends you vote FOR the following proposal(s):

2.
To amend Article III, Section 2 of the Code of Regulations to add the following sentence to the end of Sections 2: The term of Director shall end, and they shall be required to resign in the month they reach the age of 75.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Reserved for Broadridge Internal Control Information

NAME

THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

Broadridge Internal Use Only

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE	Job # Envelope # Sequence # # of # Sequence #

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL # →	000000000000
NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

	PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     ☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
	☐	☐	☐
1. Election of Directors
Nominees

01 Bart E. Johnson	02 Edward Powers	03 Donald J. Wolf

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2.	To amend Article III, Section 2 of the Code of Regulations to add the following sentence to the end of Sections 2: The term of Director shall end, and they shall be required to resign in the month they reach the age of 75.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

Proxy For Annual Meeting of DCB Financial Corp
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS
KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of DCB Financial Corp, Lewis Center, Ohio, do hereby nominate, constitute, and appoint Phillip F. Connolly, Terry M. Kramer and Vicki J. Lewis, or any one of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Company, standing in my name on its books on March 31, 2010, at the Annual Meeting of its shareholders to be held on May 20, 2010, at 4:00 P.M. (local time) at the Delaware County Bank & Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, or any postponements or adjournments thereof with all the powers the undersigned would possess if personally present as follows. This proxy revokes all prior proxies given by the undersigned.
This proxy is solicited by management and confers authority to vote “FOR” the nominees noted above. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.
The Board of Directors recommends a vote “FOR” the directors nominated by the Board of Directors. The Board of Directors recommends a vote “FOR” the amendment of the Corporations Code of Regulations. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.
Continued and to be signed on reverse side